                                                                      EXHIBIT 12


                                                                            FOR THE YEARS ENDED
                                                            ------------------------------------------------------------------------
                                                             DECEMBER 26,  DECEMBER 25,   DECEMBER 31,  DECEMBER 29,   DECEMBER 28,
                                                                1993          1994             1995         1996          1997
                                                            -------------  ------------  -------------  -------------  -------------
Net income (loss) before extraordinary item and changes
in accounting principle                                       $   6,259     $  18,758      $  28,246       $   2,667    $ (47,518)

Provision (benefit)  for income taxes                             4,173         9,935         15,889           2,426      (29,124)


Fixed charges-interest expense                                    5,974        16,353         35,803          38,436       42,398
Capitalized interest                                                  -        (2,000)       (14,600)        (31,400)           -
Equity in (earnings) loss of joint venture                       (1,210)         (336)             -                          464

                                                              ---------     ---------      ---------       ---------    ---------
                                                              $  15,196     $  42,710      $  65,338       $  12,129    $ (33,780)
                                                              =========     =========      =========       =========    =========

Fixed charges-interest expense                                $   5,974     $  16,353      $  35,803       $  38,436    $  42,398
                                                              =========     =========      =========       =========    =========


Ratio of earnings to fixed charges                                  2.5x          2.5x           1.5x              -            -
                                                              =========     =========      =========       =========    =========


                                                             FOR THE THREE MONTHS ENDED
                                                            ----------------------------
                                                              MARCH 30,       MARCH 29,
                                                                1997            1998
                                                             ------------    ------------
Net income (loss) before extraordinary item and changes
in accounting principle                                       $  (15,867)      $  (1,675)

Provision (benefit)  for income taxes                             (8,174)           (900)


Fixed charges- interest expense                                   10,364          11,605
Capitalized interest
Equity in (earnings) loss of joint venture                             -            (406)

                                                              ----------       ---------
                                                              $  (13,677)      $   8,624
                                                              ==========       =========

Fixed charges- interest expense                               $   10,364       $  11,605
                                                              ==========       =========


Ratio of earnings to fixed charges                                     -               -
                                                              ==========       =========




Earnings were insufficient to cover fixed charges by $26.3 million, $76.2 million, $24.0 million and $3.0 million for the year ended December 29, 1996, the year ended December 28, 1997, the three months ended March 30, 1997 and the three months ended March 29, 1998, respectively.